Exhibit 99

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of Oportun Financial Corporation. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

EXECUTED as of this 7th day of February, 2023.

GREYLOCK XII LIMITED PARTNERSHIP

By:	Greylock XII GP LLC General Partner

	By:	/s/ Donald A. Sullivan
Donald A. Sullivan, Administrative Partner

GREYLOCK XII-A LIMITED PARTNERSHIP

By:	Greylock XII GP LLC General Partner

	By:	/s/ Donald A. Sullivan
Donald A. Sullivan, Administrative Partner

GREYLOCK XII GP LLC

	By:	/s/ Donald A. Sullivan
Donald A. Sullivan, Administrative Partner

WILLIAM W. HELMAN

By:	/s/ William W. Helman

ANEEL BHUSRI

By:	/s/ Aneel Bhusri

DONALD A. SULLIVAN

By:	/s/ Donald A. Sullivan